     UNIVERSAL INSTITUTIONAL FUNDS, INC. - EMERGING MARKETS EQUITY PORTFOLIO
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        JULY 1, 2009 - DECEMBER 31, 2009

                                                                   AMOUNT OF     % OF      % OF
                                      OFFERING                       SHARES      OFFERING  FUNDS
    SECURITY      PURCHASE/  SIZE OF  PRICE OF    TOTAL AMOUNT     PURCHASED    PURCHASED  TOTAL
   PURCHASED     TRADE DATE OFFERING   SHARES     OF OFFERING        BY FUND     BY FUND  ASSETS       BROKERS        PURCHASED FROM
---------------- ---------- -------- --------- ----------------- -------------- --------- ------ ------------------- ----------------
   Sinopharm     09/16/09      --    HKD16.000        USD $1.1b         121,600     4.19%  0.03%    UBS Investment    UBS Securities
   Group Co.                                                                                        Bank, Morgan
                                                                                                      Stanley,
                                                                                                   Deutsche Bank,
                                                                                                    Citi, CICC,
                                                                                                       China
                                                                                                   International
                                                                                                      Capital
                                                                                                    Corporation
                                                                                                  Hong Securities
                                                                                                    Limited, UBS
                                                                                                   AG, Hong Kong
                                                                                                   Branch, Morgan
                                                                                                    Stanley Asia
                                                                                                      Limited,
                                                                                                     Citigroup
                                                                                                   Global Markets
                                                                                                   Asia Limited,
                                                                                                   Deutsche Bank
                                                                                                   AG, Hong Kong
                                                                                                   Branch, BOCOM
                                                                                                   International
                                                                                                     Securities
                                                                                                   Limited, China
                                                                                                     Merchants
                                                                                                  Securities (HK)
                                                                                                   Co., Limited,
                                                                                                       Daiwa
                                                                                                  Securities SMBC
                                                                                                     Hong Kong
                                                                                                   Limited, First
                                                                                                      Shanghai
                                                                                                     Securities
                                                                                                      Limited,
                                                                                                      Kingsway
                                                                                                     Financial
                                                                                                   Services Group
                                                                                                      Limited,
                                                                                                   Shenyin Wanguo
                                                                                                   Capital (H.K.)
                                                                                                      Limited

      China      09/25/09      --    HKD 3.900         USD $824m      500,000      4.17%  0.03%   Morgan Stanley,   Credit Suisse HK
    Resources                                                                                      Credit Suisse
      Cement

    Wynn Macau   09/30/09      --    HKD10.080        USD $1.63b    1,314,400      7.77%  0.19%   Morgan Stanley,   UBS Securities
       Ltd.                                                                                        J.P. Morgan,
                                                                                                   UBS Investment
                                                                                                     Bank, BofA
                                                                                                   Merrill Lynch,
                                                                                                   Deutsche Bank,
                                                                                                   ABN-AMRO, BNP
                                                                                                   PARIBAS, CLSA,
                                                                                                   Guocco Capital
                                                                                                      Limited

     China        12/04/09     --    HKD 8.160    $2,142,860,000    1,305,000      0.06%  0.14%   Morgan Stanley,   UBS Securities
 Longyuan Power                                                                                    UBS Investment
                                                                                                       Bank

 China Pacific    12/17/09     --    HKD28.000      $861,300,000    1,277,000      0.14%  0.47%    UBS Investment   UBS Securities
   Insurance                                                                                        Bank, Credit
                                                                                                   Suisse, CICC,
                                                                                                   Goldman Sachs